TRANSFER AGENCY AND SERVICE AGREEMENT

                            __________________, 2005

Boston Financial Data Services, Inc.
66 Brooks Drive
Braintree, Massachusetts 02184

Dear Sirs:

     In accordance with Article 10 of the Transfer Agency and Service Agreement, dated February 1, 2001, as amended (the "Agreement"), between Credit Suisse Trust (the "Trust") and Boston Financial Data Services, Inc. ("BFDS"), the Trust hereby notifies BFDS of the Trust's desire to have BFDS render services as transfer agent under the terms of the Agreement with respect to the Commodity Return Strategy Portfolio, a series of shares of the Trust.

     Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                                           Very truly yours,

                                           CREDIT SUISSE TRUST

                                           By:
                                               -----------------------------
                                               Name:
                                               Title:


Accepted:

BOSTON FINANCIAL DATA SERVICES, INC.



By:
    --------------------------------
    Name:
    Title: